Exhibit 4.2

CHINA BIOLOGIC PRODUCTS, INC.

3.8% CONVERTIBLE SENIOR SECURED NOTE DUE 2011

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

THE REGISTERED HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND A GUARANTEE AND PLEDGE AGREEMENT (COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER). THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS IN SECTIONS 7, 9, 12 and 16.6.

CHINA BIOLOGIC PRODUCTS, INC.

3.8% CONVERTIBLE SENIOR SECURED NOTE DUE 2011

Note Number: 0___

June ___, 2009

CHINA BIOLOGIC PRODUCTS, INC., a Delaware corporation, and any and all successors thereto as provided herein (the “Company”), for value received, hereby promises to pay to _____________ (the “Holder”), the principal sum of $____________ on June __, 2011 (“Maturity”), and to pay interest on any outstanding principal at the interest rate(s) referred to, and at the times required, in the terms of this note (“Note”) below.

RECITALS

A.

This Note is one of the Notes delivered pursuant to a Securities Purchase Agreement of even date herewith among the Company, the Controlling Stockholder named therein, and the Purchasers identified therein (the “Purchase Agreement”).  Capitalized terms used herein but not defined shall have the meaning given to such terms in the Purchase Agreement.

B.

The Company is delivering this Note in reliance upon an exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

C.

Contemporaneously with the execution and delivery of this Note, the parties to the Purchase Agreement are executing and delivering (i) a Registration Rights Agreement; (ii) the Warrant; and (iii) the Guarantee and Pledge Agreement.  This Note, the Registration Rights Agreement, the Purchase Agreement, the Warrant and the Guarantee and Pledge Agreement are sometimes hereinafter collectively referred to as the “Transaction Documents.”

DEFINITIONS

1.

Definitions.  In addition to the terms defined elsewhere in this Note, for all purposes of this Note, the following terms shall have the meanings indicated in this Section 1:

(a)

“Additional Rights” has the meaning set forth in Section 10(c)(ii)(E).

(b)

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (as defined below).

(c)

 “Alternative Consideration” has the meaning set forth in Section 10(b).

(d)

“Authorized EIP” has the meaning set forth in Section 8.

(e)

“Board” means the Board of Directors of the Company.

(f)

“Business Day” means any day except Saturday, Sunday and any day which shall be (i) a federal legal holiday, (ii) a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close, or (iii) a PRC legal holiday.

(g)

 “Buy-In” has the meaning set forth in Section 6(f).

(h)

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(i)

“Closing Date” has the meaning set forth in Section 2.1 of the Purchase Agreement.

(j)

“Co-Selling Member” has the meaning set forth in Section 9(b)(i).

(k)

“Commission” shall have the meaning set forth in Paragraph B of the recitals herein.

(l)

“Common Stock Equivalents” means all shares of Common Stock plus warrants, options and rights exercisable for Common Stock or securities convertible into or exchangeable for Common Stock, including, without limitation, the Notes.

(m)

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

(n)

“Company” has the meaning set forth in the first paragraph of this Note following the restrictive legend.

(o)

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, other than obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

(p)

“Conversion Amount” has the meaning set forth in Section 6(a).

(q)

“Conversion Event” has the meaning set forth in Section 6(a).

(r)

“Conversion Price” has the meaning set forth in Section 6(b).

(s)

“Conversion Rate” has the meaning set forth in Section 6(a).

(t)

“Conversion Shares” means shares of Common Stock issuable upon conversion of the Notes.

(u)

“Convertible Securities” has the meaning set forth in Section 10(c)(ii)(A).

(v)

“Covered Members” has the meaning set forth in Section 9(a).

(w)

“Covered Securities” has the meaning set forth in Section 9(a).

(x)

“Dalin/Huitian Acquisitions” has the meaning set forth in Section 4(l).

(y)

“Eligible Member” has the meaning set forth in Section 9(b).

(z)

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

(aa)

“Event of Default” has the meaning set forth in Section 16(a).

(bb)

“Exchange Act” means the Securities Exchange Act of 1934.

(cc)

“Exercising Member” has the meaning set forth in Section 9(a)(ii)(C).

(dd)

“Fundamental Transaction” means (i) the consummation of a transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group of Persons acting in concert becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding Capital Stock on a fully-diluted basis, or the sale of the Controlling Stockholder of more than one million (1,000,000) shares of Common Stock (ii) the adoption of a plan relating to the liquidation, dissolution or wind-up of the affairs of any member of the Group, (iii) a consolidation or merger of any member of the Group with or into any other Person or Persons (except one in which the holders of capital stock of such Group member immediately prior to such merger or consolidation continue to hold a majority of the outstanding equity securities of the surviving, resulting or consolidated entity), or (iv) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any member of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 12(d) of the Exchange Act) or persons.

(ee)

“GAAP” means United States generally accepted accounting principles.

(ff)

“Group” means the Company and its Subsidiaries.

(gg)

 “Holder” has the meaning set forth in the first paragraph of this Note following the restrictive legend.

(hh)

“Holders” means the holders of the Notes, including future holders.

(ii)

 “Included Members” has the meaning set forth in Section 8.

(jj)

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money in excess of $500,000 in principal amount, (ii) all obligations in excess of $500,000 issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations in excess of $100,000 in principal amount evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness in excess of $500,000 in principal amount created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations in excess of $500,000 in principal amount under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in excess of $500,000 in principal amount in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(kk)

“Interest Payment Date” has the meaning set forth in Section 2(a)(i).

(ll)

“Interest Rate” has the meaning set forth in Section 2(a).

(mm)

 “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under any of the Transaction Documents to which it is a party.

(nn)

“Maturity” has the meaning set forth in the first paragraph of this Note following the restrictive legend.

(oo)

“New Issue Exercising Member” has the meaning set forth in Section 8(b)(iii).

(pp)

“New Issue Option Period” has the meaning set forth in Section 8(b)(i).

(qq)

 “New Issuance” has the meaning set forth in Section 8(a).

(rr)

“New Issuance Notice” has the meaning set forth in Section 8(a).

(ss)

“New Note” has the meaning set forth in Section 13(b).

(tt)

“New Securities” has the meaning set forth in Section 8(a).

(uu)

“Note” has the meaning set forth in the first paragraph of this Note following the restrictive legend.

(vv)

“Note Register” has the meaning set forth in Section 13(a).

(ww)

“Notes” means the Note together with the note issued to the other Purchaser pursuant to the Purchase Agreement.

(xx)

“Offered Securities” has the meaning set forth in Section 9(a)(i).

(yy)

“Officer” means, with respect to any Person, the Chair of the Board, the Vice Chair of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

(zz)

 “Permitted Businesses” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its subsidiaries on the original issue date of the Note, including without limitation, any business engaged in the research, development, production, manufacturing and sale of plasma-based biopharmaceutical products, or that manufactures and produces human albumin products and immunoglobulin products for the treatment and prevention of diseases.

(aaa)

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(bbb)

“Purchase Agreement” has the meaning set forth in paragraph A of the recitals herein.

(ccc)

“Record Date” for purposes of Section 10, shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board or by statute, contract or otherwise).

(ddd)

“Redemption Date” has the meaning set forth in Section 5(a).

(eee)

“Redemption Notice” has the meaning set forth in Section 5(a).

(fff)

“Redemption Price” has the meaning set forth in Section 5(a).

(ggg)

“Registrar” has the meaning set forth in Section 3.

(hhh)

“Registration Rights Agreement” has the meaning set forth in paragraph C of the recitals herein.

(iii)

“Regulation D” has the meaning set forth in paragraph B of the recitals herein.

(jjj)

 “ROFR Member” has the meaning set forth in Section 9(a)(iii).

(kkk)

“ROFR Option Period” has the meaning set forth in Section 9(a)(ii)(A).

(lll)

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(mmm)

“Second New Issue Notice” has the meaning set forth in Section 8(b)(iii).

(nnn)

“Second Notice” has the meaning set forth in Section 9(a)(ii)(C).

(ooo)

“Securities Act” has the meaning set forth in paragraph B of the recitals herein.

(ppp)

“Subscribed Securities” means the Notes together with the Warrants.

(qqq)

“Subsidiary” means any subsidiary, joint venture or any entity in which the Company, directly or indirectly, owns greater than 50% of the capital stock or equity or similar interests.

(rrr)

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, (iii) if the Common Stock is not quoted on any Trading Market or on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, a Business Day.

(sss)

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market or The NASDAQ Global Select Market on which the Common Stock is listed or quoted for trading on the date in question.

(ttt)

“Transaction Documents” shall have the meaning set forth in paragraph C of the recitals herein.

(uuu)

“Transfer” means, the transfer, sale, gift, assignment, hypothecation, pledge, encumbrance or grant of rights title or interest, or other disposition, whether gratuitously or for consideration.

(vvv)

“Transfer Notice” has the meaning set forth in Section 9(a)(i).

(www)

“Transferee” has the meaning set forth in Section 7.

(xxx)

Transferor” has the meaning set forth in Section 9(a)(i).

(yyy)

“Underlying Securities” means the Conversion Shares together with the
Warrant Shares.

(zzz)

“Warrant” means the Common Stock purchase warrant issued to the Holder, pursuant to the Purchase Agreement.

(aaaa)

“Warrant Shares” means the Common Stock of the Company issuable upon exercise of the Warrants.

(bbbb)

“Warrants” means the Warrant, together with the warrant issued to the other Purchaser pursuant to the Purchase Agreement, and any new warrants issued in connection with the transfer of a portion of the Warrant.

2.

Principal; Interest; and Ranking.

(a)

Principal; Interest.  The Company promises to pay interest on the principal amount of this Note at the rate of 3.8% per annum (the “Interest Rate”) from the Closing Date until repayment at Maturity, by acceleration or otherwise.

(i)

Interest on this Note shall be paid semi-annually in arrears on September 30 and March 31 of each year (each an “Interest Payment Date”), commencing September 30, 2009, or if any such day is not a Business Day, on the next succeeding Business Day.  Interest on this Note shall accrue from the Closing Date.  To the extent substitute or additional notes are issued (for whatever reason, including to exchange a new note for the principal amount that was not converted following a partial conversion of the Note or otherwise), interest shall accrue on such substitute or additional notes from the date of issuance of such notes.  Interest on this Note shall be computed (A) for any full semi-annual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months, (B) for any period for which a particular Interest Rate is applicable shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month, and (C) for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(ii)

If the Company shall default in the payment of the principal of or interest on this Note after 10 Business Days of the date due, whether upon Maturity, by acceleration, or otherwise, including without limitation as a result of a bankruptcy case commenced by or against the Company in which it is the debtor, the Company shall on demand and at the election of the Holder either (i) redeem all or a portion of the Note held by the Holder at the Redemption Price (as defined herein) or (ii) from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at the rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Interest Rate plus 2.0 percentage points.  It is the intention of the Company and the Holder to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, and any other document executed in connection herewith, in no event shall this Note or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of this Note or of any such other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any such other document or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to such Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and such Holder shall, to the maximum extent permitted by applicable law, (A) characterize any non-principal payment as an expense, fee or premium rather than as interest, (B) exclude voluntary prepayments and the effects thereof, (C) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of such interest does not exceed the maximum amount permitted by applicable law, and/or (D) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

(b)

Ranking.  The Company’s obligations under this Note are general unsubordinated, secured obligations, ranking equally with all of the Company’s existing and future unsubordinated, senior secured indebtedness.  The Company’s obligations under this Note are secured under the terms of the Guarantee and Pledge Agreement.

(c)

No Repurchases, Redemptions or Prepayments.  There are no repurchases, redemptions or prepayments of this Note except pursuant to Sections 5 and 9(b) herein.

3.

Method of Payment.

The principal and interest on the Notes shall be payable in cash. Interest shall be payable by wire transfer in immediately available funds to an account designated in writing by the Holder and provided to the registrar of the Company (the “Registrar”); provided, however, that the Company shall have the option to pay any and all accrued and unpaid interest through the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the such accrued and unpaid interest by (ii) $4.00.  Any fractional shares of Common Stock to which the Holder is entitled under this Section 3 shall be rounded up to the nearest whole share.

4.

Covenants.

For so long as any Notes remain outstanding, the Company shall comply with the following covenants:

(a)

Compliance Certificate.  The Company shall furnish to the Holders, within 90 calendar days after the end of each fiscal year, an Officer’s Certificate, signed by either the Company’s Chief Executive Officer or Chief Financial Officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Notes, and further stating that, to his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in the Notes, except where such default has been cured, and is not in default in the performance or observance of any of the terms, provisions and conditions of the Notes (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto, except where such default has been cured) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or such obligor is taking or proposes to take with respect thereto.

(b)

Taxes.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders and would not reasonably be expected to result in a Material Adverse Effect.

(c)

Corporate Existence.  Subject to Section 4(e) herein, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders and would not reasonably be expected to result in a Material Adverse Effect.

(d)

Insurance.  The Company shall, and shall cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

(e)

Merger or Sale.

(i)

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company or such Subsidiary is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless (A) either the Company or such Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company under the Notes, the Registration Rights Agreement, the Warrants and the Purchase Agreement and (2) causes to be delivered to each Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Holder, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, provided, however, that should all the Notes be repurchased pursuant to Section 9 herein in connection with such merger or sale, then such opinion shall not be required, and (C) immediately after such transaction, no default or Event of Default exists.

The foregoing paragraph in this Section 4(e)(i) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph.

(ii)

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 4(e) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a “Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note, the Purchase Agreement, the Registration Rights Agreement and the Warrant; provided, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale of all or substantially all assets that meets the requirements of Section 4(e) hereof and as to which the Holders have reasonably determined such relief would not have an adverse effect on their rights and interests.

(f)

Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 2,812,500 shares of Common Stock for issuance of the Underlying Securities.

(g)

Reporting Requirements.

(i)

The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Holders.

(ii)

The Company agrees to send the following to each Holder (unless the following are available to the public through the EDGAR system): (A) within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K and 10-Q, respectively, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act and (B) copies of any notices and other information made available or given to the security holders of the Company generally, contemporaneously with the making available or giving thereof to the security holders.

(h)

Financial Statements.  Unless the following are available to the public through the EDGAR system within the timeframes specified below, the Company shall furnish the following reports to the Holders:

(i)

As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 calendar days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such year, prepared in accordance with GAAP consistently applied, all in reasonable detail and audited by an independent public accountant of recognized national standing selected by the Board.

(ii)

As soon as practicable after the end of each fiscal quarter but in any event within 50 calendar days after the end of each fiscal quarter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such fiscal quarter, and consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such fiscal quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(i)

Transactions with Affiliates.  Except for transactions contemplated by the Transaction Documents or as otherwise approved by the Board, the Company shall not, and shall cause its Subsidiaries not to enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof.

(j)

Notice of Known Events of Default.  The Company shall furnish to the Holders a notice of any occurrence of and imminent occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default or the imminent occurrence of such Event of Default becomes known to an Officer. For purposes of this clause (j) the occurrence of an Event of Default shall be considered imminent if in the reasonable judgment of any Company Officer, there are sufficient facts known to conclude an Event of Default will occur.

(k)

Pari Passu and Pro Rata Treatment of Holders.  The Company acknowledges that this Note is one of an issue of 3.8% Convertible Senior Secured Notes Due 2011 issued by the Company pursuant to the Purchase Agreement on the Closing Date.  Each Note ranks equally and ratably with the other Notes without priority over one another.  No payment shall be made hereunder unless payment is made with respect to the other Notes in an amount which bears the same ratio to the then unpaid principal and accrued and unpaid interest on such other Notes as the payment made hereon bears to the then unpaid principal and accrued and unpaid interest under this Note.  Nothing contained herein shall be interpreted or construed to limit the obligation of the Company, which is absolute, to make payment in full of all amounts due under the Notes.

(l)

Use of Proceeds.  The proceeds from the sale of the Notes contemplated hereby shall be used by the Company to finance the acquisition of up to a 100% equity interest in Chongqing Dalin Biologic Technologies Co., Ltd. and up to a 100% equity interest in Xi’an Huitian Blood Products Co., Ltd. (together, the “Dalin/Huitian Acquisitions”) by members of the Group, including repayment of any debt incurred for payment of any installment of the purchase price of the Dalin/Huitian Acquisitions, or be used for the general operations of the Group.

(m)

Line of Business.  Except as otherwise approved by the Board, the Company shall not conduct any business other than the Permitted Businesses.

(n)

Compliance with Laws.  The Company shall comply with all laws, rules, regulations and orders applicable to the Company, where the failure to so comply would result in a Material Adverse Effect.

(o)

Further Assurances.  The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

5.

Redemption at the Option of the Holder.

(a)

The Holder may, at its option, require the Company to redeem this Note or any portion of the outstanding principal and interest due on this Note at any time or in part from time to time (the “Redemption Date”), upon four (4) weeks’ prior written notice to the Company (the “Redemption Notice”), at a redemption price, payable in cash, equal to the outstanding principal amount of the Note, plus an amount equal to two years of interest payments (compounded semi-annually at the Interest Rate) on such principal amount, less any amount of interest actually and previously paid on such outstanding principal amount (the “Redemption Price”), upon any of the following events:

(i)

an Event of Default specified in subclauses (i) and (ii) of Section 15(a) of this Note;

(ii)

a Fundamental Transaction of the Company;

(iii)

the liquidation, dissolution or wind-up of the affairs of any member of the Group;

(iv)

the amendment, alteration or repeal of any provision of the Certificate of Incorporation or bylaws of any member of the Group in a manner that materially adversely affects the rights or preferences of the Holder (including but not limited to increasing or decreasing the authorized number of members of the board of directors of any member of the Group without the consent of the Holders);

(v)

the failure to complete any of the following post-closing conditions of the Dalin/Huitian Acquisitions, as set forth in attached Schedule A, within six months of the Closing Date; or

(vi)

the failure of the Company to cause a Mandatory Shelf Registration Statement (as defined in the Registration Rights Agreement) to become effective and/or the failure to maintain effectiveness of such registration statement such that the Holder is unable to proceed with the public sale of the Registrable Securities in the United States within nine months of the Closing Date (or in the event of a deferred filing at the option of the Holder, within four months after the Filing Date).

 (b)

The Redemption Notice shall set forth (i) the Redemption Date; and (ii) the Redemption Price as of the Redemption Date.

(c)

On and after the Redemption Date, interest shall cease to accrue on the Note or portion of Note called for redemption, unless the Company defaults in the payment of the Redemption Price.

(d)

The Redemption Notice shall be delivered by the Holder to the Company in the manner provided in Section 5(a).

(e)

Any Note repurchased or redeemed by the Company as permitted hereunder shall be cancelled.

6.

Conversion Rights.

(a)

The Holder shall be entitled at any time and from time to time, before the close of business on the Business Day immediately preceding Maturity, to convert all or any portion of the outstanding principal and interest due on this Note (such amount, the “Conversion Amount”) into duly authorized, fully paid and nonassessable shares of Common Stock (a “Conversion Event”) at the conversion rate (the “Conversion Rate”) equal to the quotient obtained by dividing (i) the Conversion Amount by (ii) the Conversion Price.

(b)

The “Conversion Price” shall be $ 4.00 per share, to be adjusted appropriately for any recapitalizations, stock combinations, stock dividends, stock splits and other antidilution events, in each event, in the manner contemplated by Section 10.

(c)

Following, but not prior to, the consummation of a Conversion Event, the Conversion Price shall be subject to adjustment in accordance with Section 10.

(d)

To exercise the conversion right, the Holder must surrender the original Note duly endorsed or assigned to the Company or in blank, at the office of the Company, accompanied by a duly signed conversion notice to the Company, in the form attached hereto as Exhibit A.

(e)

Any fractional shares of Common Stock to which the Holder is entitled will be rounded up to the nearest whole share.

(f)

If by on or after the fifth Business Day after the Holder has properly requested the conversion of this Note the Company fails to deliver the required number of certificates for such Conversion Shares to the Holder, and if after such fifth Trading Day and prior to the receipt of such Conversion Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of such Conversion Shares that the Holder anticipated receiving from the Company upon such request (a “Buy-In”), then the Company shall, within 5 Business Days after the Holder’s written request indicating the amounts payable to the Holder in respect of the Buy-In (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased, (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the request at issue by (B) the closing bid price of the Common Stock on the date of such request and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.

(g)

If a Holder converts a Note, the Company shall pay any documentary, stamp, or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the securities to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

7.

Transfer Restrictions Applicable to the Notes

Except as expressly permitted by Section 9 and 11, the Holder shall not, whether directly or indirectly, Transfer any right, title or interest on this Note to any person (in each such case, a “Transferee”), provided, however, that the foregoing restriction shall not apply to a Transfer to the Holder’s direct or indirect wholly-owned Subsidiaries or a pledge of this Note to a bona fide margin account or lending arrangement entered into in compliance with law. Any attempt to Transfer all or any portion of this Note in violation of Section 9 shall be null and void, and the Company shall not register any such Transfer. Nothing in this Note, however, shall restrict the Holder from engaging in derivative transactions with respect to securities of the Company.

8.

Preemptive Right of Holders

The Holder shall have a preemptive right to participate with all holders of the Notes and the Warrants in the subscription of any securities proposed to be issued by the Company, occurring on or before the one year anniversary of the Closing Date, except for the issuance of securities issued or issuable pursuant to an Exempt Issuance (as defined below). The Company undertakes that it will not issue any securities unless the procedures set forth in this subsection have been complied with.  For purposes of this Section 8, “Included Members” means all holders of the Notes and the Warrants. “Exempt Issuance” means the issuance of  (a) shares in connection with an underwritten public offering; (b) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the compensation committee of the Board of Directors of the Company or, in the absence of a compensation committee, by the Board of Directors (an “Authorized EIP”), (c) securities issuable upon (i) the exchange of or conversion of the Notes, the Warrants or the warrant or warrants issued to Oppenheimer & Co. Inc. in connection with the transactions contemplated by the Purchase Agreement or (ii) the exercise or exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds.

(a)

New Issuance Notice.  In the event the Company proposes to issue any securities (except for any Exempt Issuance) to one or more third parties pursuant to an understanding with such third parties (a “New Issuance”), then the Company shall give the Included Members written notice of the Company’s intention to seek the New Issuance (the “New Issuance Notice”), which shall include (i) a description of the securities to be issued (the “New Securities”), (ii) the identity of the prospective subscriber, and (iii) the consideration and the material terms and conditions upon which the proposed New Issuance is to be made.  The New Issuance Notice shall certify that the Company has received a definitive offer from the prospective subscriber and in good faith believes that a binding agreement for the New Issuance is obtainable on the terms set forth in the New Issuance Notice.

(b)

Exercise

(i)

Each Included Member shall have an option for a period of five calendar days following receipt of the New Issuance Notice (the “New Issue Option Period”) to elect to purchase all or any portion of its respective pro rata share (as defined below) of the New Securities at the same price and subject to the same material terms and conditions as described in the New Issuance Notice, by notifying the Company in writing before expiration of the New Issue Option Period as to the number of such New Securities that it wishes to purchase.

(ii)

For the purposes of this Section 8(b) and except as provided in Section 8(b)(iv) below, each Included Member’s “pro rata share” of the New Securities shall be equal to (A) 50% of the total number of New Securities multiplied by (B) a fraction, the numerator of which shall be the aggregate of such Included Member’s Common Stock Equivalents owned by such Included Member (a “New Issue Exercising Member”) on the date of the New Issuance Notice and the denominator of which shall be the total number of Common Stock outstanding, on a fully-diluted basis, on such date.

(iii)

Subject to applicable securities laws, each Included Member shall be entitled to apportion New Securities to be purchased among its Affiliates upon written notice to the Company, provided that such Affiliate shall enter into and be bound by this Note (and each other relevant Transaction Documents).

(iv)

Notwithstanding the provisions of this Section 8, the Included Members shall not be entitled to exercise such rights if they would trigger any similar rights of other current holders of the Company’s securities.

(v)

Anything in this Section 8 notwithstanding, so long as the Eligible Buyers (as defined in the Securities Purchase Agreement dated as of July 18, 2006 (the “Prior SPA”), between the Company and the purchasers named therein) has the right of first refusal pursuant to Section 4.13 of the Prior SPA, the periods for offer, acceptance and sale of Refused Securities (as defined in the Prior SPA) shall apply to the issuance, offer, acceptance and sale of New Securities.

(c)

Procedure.  For any New Issue Exercising Member that gives the Company notice that it desires to purchase New Securities pursuant to Section 8(b) above, payment for the New Securities to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such New Securities to be purchased at a place agreed to by the Company and the participating New Issue Exercising Member, and at the time of the scheduled closing therefor, which shall be no later than 30 calendar days after receipt of the New Issuance Notice by the Company and each New Issue Exercising Member, unless such notice contemplated a later closing with the prospective third party subscriber or unless the value of the purchase price has not yet been established pursuant to Section 8(b).  The Company shall have the right to terminate or withdraw any New Issuance Notice and any intent to issue New Securities at any time, whether or not any New Issue Exercising Member, has elected to purchase under this Section 8 any New Securities offered thereby.

(d)

Valuation of Property

(i)

Should the purchase price specified in the New Issuance Notice be payable in property other than cash or evidence of indebtedness, the New Issue Exercising Member shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii)

If the Company and the New Issue Exercising Members cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Company and the New Issue Exercising Members or, if they cannot agree on an appraiser within the Option Period, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(iii)

The cost of such appraisal shall be shared equally by the Company and the New Issue Exercising Members, with fifty percent (50%) of the cost borne by the New Issue Exercising Members to be borne pro rata by each Member based on the number of shares such New Issue Exercising Members has elected to purchase pursuant to this Section 8.

(iv)

If the value of the purchase price offered by the prospective subscriber is not determined within the 30 day period specified in Section 8(c) above, the closing of the sale of the New Securities shall be held on or prior to the fifth Business Day after such valuation shall have been made pursuant to this Section 8(d).

(e)

Non-Exercise of Rights

(i)

Subject to any other applicable restrictions on the sale of such shares, to the extent that the Included Members have not exercised their rights to purchase all New Securities within the time periods specified in this Section 8 and to the extent that any New Securities are not subject to preemptive rights of any Holder, the Company shall have a period of  90 calendar days from the expiration of such rights in which to sell the remaining New Securities to the third party subscriber(s) identified in the New Issuance Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the New Issuance Notice.

(ii)

In the event the Company does not consummate the sale of any New Securities within 90 calendar days from the expiration of the rights set forth in Section 8(e)(i), the rights of the Included Members under this Section 8 shall continue to be applicable to any subsequent sale of such New Securities by the Company until such rights lapse in accordance with the terms of this Note.

(iii)

The exercise or non-exercise of the rights of the Included Members under this Section 8 to purchase equity securities from a Company or participate in the sale of equity securities by a Company shall not adversely affect their rights to make subsequent subscriptions from the Company of equity securities or subsequently participate in sales of equity securities by the Company hereunder.

(f)

Limitation on Preemptive Right

Notwithstanding the other provisions of this Section 8, the preemptive right of the Holder hereunder shall no longer apply if the Holder holds less than 25% of the original principal amount of this Note (or the number of shares of Common Stock issued upon conversion of such principal amount), and shall not be available to any Transferee of less than 25% of the original principal amount of this Note (or the number of shares of Common Stock issued upon conversion of such principal amount).

9.

Transfer of Notes and Other Securities of the Company

(a)

Subject to Section 9(d) below, the Holder shall have a right of first refusal (x) to participate with the other Included Members in the purchase of any securities of the Company proposed to be Transferred by a Controlling Stockholder, on or before the one year anniversary of the Closing Date, and (y) to participate with the Controlling Stockholder and all other non-transferring Included Members in the purchase of any securities proposed to be Transferred by an Included Member. The Company undertakes that it will not register any Transfer of the Covered Securities unless the procedures set forth in this subsection have been complied with.  For purposes of this Section 9, “Covered Securities” means (x) in respect of a proposed Transfer by a Controlling Stockholder, securities of the Company held by the Controlling Stockholder and (y) in respect of a proposed Transfer by an Included Member, the Notes and Warrants, as applicable.  “Covered Members” means (x) in respect of a proposed Transfer by a Controlling Stockholder, all Included Members and (y) in respect of a proposed Transfer by an Included Member, all other Included Members and the Controlling Stockholder .

(i)

Transfer Notice.  In the event any person (including the Holder) proposes to Transfer any Covered Securities (a “Transferor”), then such Transferor shall give the Company and all Covered Members written notice of its intention to seek the Transfer (the “Transfer Notice”), which shall include (A) a description of the securities to be Transferred (the “Offered Securities”), (B) the identity of the prospective Transferee, and (C) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective Transferee and in good faith believes that a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.

(ii)

Exercise

(A)

Each Covered Member shall have an option for a period of  5 calendar days following receipt of the Transfer Notice (the “ROFR Option Period”) to elect to purchase all or any portion of its respective pro rata share (as defined below) of the Offered Securities at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the ROFR Option Period as to the number of such Offered Securities that it wishes to purchase.

(B)

Each Covered Member’s “pro rata share” of the Offered Securities shall be equal to (I) the total number of Offered Securities multiplied by (II) a fraction, the numerator of which shall be the aggregate of such Covered Member’s Common Stock owned by such Covered Member on the date of the Transfer Notice and the denominator of which shall be the total number of Common Stock Equivalents that have not been converted held by all Covered Members on such date.

(C)

Subject to applicable securities laws, each Covered Member shall be entitled to apportion Offered Securities to be purchased among its Affiliates upon written notice to the Company and the Transferor.

(iii)

Procedure.  If any party gives the Transferor notice that it desires to purchase Offered Securities pursuant to Section 9(a)(ii) above (such party, an “ROFR Member”), then payment for the Offered Securities to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Securities to be purchased at a place agreed to by the Transferor and the participating ROFR Member, and at the time of the scheduled closing therefor, which shall be no later than 30 calendar days after receipt of the Transfer Notice by the Company and each ROFR Member, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 9(a)(ii).  The Transferor shall have the right to terminate or withdraw any Transfer Notice and any intent to transfer Offered Securities at any time, whether or not any ROFR Member, has elected to purchase under this Section 9(a)(iii) any Offered Securities offered thereby.

(iv)

Valuation of Property

(A)

Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the ROFR Member shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(B)

If the Transferor and the ROFR Members cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor and the ROFR Members or, if they cannot agree on an appraiser within the Option Period, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(C)

The cost of such appraisal shall be shared equally by the Transferor and the ROFR Members, with the 50% of the cost borne by the ROFR Members to be borne pro rata by each Member based on the number of shares such ROFR Members has elected to purchase pursuant to this Section 9(a)(iv).

(D)

If the value of the purchase price offered by the prospective transferee is not determined within the 30 day period specified in Section 9(a)(iii) above, the closing of the sale of the Offered Securities held on or prior to the fifth  Business Day after such valuation shall have been made pursuant to this Section 9(a)(iv).

(b)

Right of Co-Sale

To the extent that the Covered Members do not exercise their respective rights of first refusal as to all of the securities proposed to be sold by a Controlling Stockholder pursuant to Section 9(a), then Subject to Section 9(d) below, each Covered Member that did not exercise its right of first refusal with respect to such Offered Securities (an “Eligible Member”) shall have the right to participate in such sale of securities on the same terms and conditions as specified in the Transfer Notice.  The Company undertakes that it will not register any Transfer of the Covered Securities unless the procedures set forth in this subsection have been complied with.

(i)

Co-Sale Notice.  In the event an Eligible Member proposes to sell all or a portion of the securities to be transferred by a Transferor, it shall notify the Transferor in writing within the ROFR Option Period (such Holder a “Co-Selling Member”).  Such Co-Selling Member’s notice to the Transferor shall indicate the number of securities the Co-Selling Member wishes to sell under its right to participate.  To the extent one or more Eligible Members exercise such right of participation in accordance with the terms and conditions set forth below, the number of equity securities that the Transferor may sell in the Transfer shall be correspondingly reduced proportionally.

(ii)

Amount.  The total number of equity securities that each Co-Selling Member may elect to sell shall be equal to the product of (A) the aggregate number of the Offered Securities being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 9(a) hereof, multiplied by (II) a fraction, the numerator of which is the number of equity securities (assuming the exercise, conversion and exchange of any Note that has not been converted)  owned by such Co-Selling Member on the date of the Transfer Notice and the denominator of which is the total number of equity securities (assuming the exercise, conversion and exchange of any Note that has not been converted) owned by all Co-Selling Members and the Transferor on the date of the Transfer Notice.

(iii)

Procedure.  Each Co-Selling Member shall effect its participation in the sale by promptly delivering to the Company for transfer to the prospective purchaser one or more certificates and one or more instruments of transfer, properly endorsed for transfer, which represent the type and number of equity securities which such Co-Selling Member elects to sell; provided, however that if the prospective third party purchaser(s) object to the delivery of other equity securities in lieu of Common Stock, such Co-Selling Member shall only deliver Common Stock (and therefore shall convert any such equity securities into Common Stock) and certificates corresponding to such Common Stock. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(iv)

Upon consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, the Company shall issue one or more new share certificates and shall update the register of members of the Company to reflect the sale to the prospective purchaser(s) the type and number of Equity Securities which such Co-Selling Member elects to sell pursuant to this Section 9(b), and the Transferor shall concurrently therewith (and as a condition to such issuance of new share certificates and update to the register of members of the Company) remit, or cause the prospective purchaser(s) to remit, to such Co-Selling Member that portion of the sale proceeds to which such Co-Selling Member is entitled by reason of its participation in such sale.

(v)

To the extent that any prospective purchaser prohibits the participation of a Co-Selling Member exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Co-Selling Member exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any equity securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Co-Selling Holder such shares or other securities that such Co-Selling Holder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(c)

Non-Exercise of Rights

(i)

Subject to any other applicable restrictions on the sale of such shares, to the extent that the Covered Members have not exercised their rights to purchase all Offered Securities within the time periods specified in Section 9(a), and the Covered Members have not exercised their rights to participate in the sale of all Offered Securities within the time periods specified in Section 9(b), the Transferor shall have a period of 60 calendar days from the expiration of such rights in which to sell the remaining Offered Securities to the third party transferee(s) identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice.

(ii)

In the event the Transferor does not consummate the sale or disposition of any Offered Securities within 60 calendar days from the expiration of the rights set forth in Section 9(a), the rights of the Covered Members under Section 9(a) and Section 9(b), as the case may be, shall continue to be applicable to any subsequent disposition of such Offered Securities by the Transferor until such rights lapse in accordance with the terms of this Note.

(iii)

The exercise or non-exercise of the rights of the Covered Members under this Section 9 to purchase equity securities from a Transferor or participate in the sale of equity securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of equity securities or subsequently participate in sales of equity securities by the Transferor hereunder.

(d)

Limitation on First Refusal and Co-Sale Rights

Notwithstanding the other provisions of this Section 9, the first refusal and co-sale rights of the Holder hereunder, shall not apply to (a) the transfer of securities to any spouse or member of an individual transferor’s immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the individual transferor’s spouse or members of the individual transferor’s immediate family, or to a trust for the individual transferor’s own self, or a charitable remainder trust, or the transfer of securities by an entity transferor to an Affiliate, (b) any sale of securities to the public in an underwritten offering or, in the case of the Holders (including the Holder), pursuant to a resale registration statement filed with, and declared effective by, the Commission, (c) any pledge of securities held by the Controlling Stockholder or any of the Holders (including the Holder) made pursuant to a bona fide loan transaction that creates a mere security interest, or (d) any bona fide gift to any charitable organization described in Section 501(c)(3) of the Internal Revenue Code; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by each such Transferee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Transferor under this Note with respect to the Transferred securities. In addition, the first refusal and co-sale rights of the Holder terminate if the Holder holds less than 25% of the original principal amount of this Note (or the number of shares of Common Stock issued pursuant to conversion of such principal amount) and shall not be available to any Transferee of less than 25% of the original principal amount of this Note (or the number of shares of Common Stock issued pursuant to conversion of such principal amount).

10.

Conversion Price Adjustment.

The Conversion Price and the number of Conversion Shares issuable upon conversion of this Note are subject to adjustment from time to time as set forth in this Section 10.

(a)

Stock Dividends and Splits.  If the Company (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)

Fundamental Transactions.  If there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Note, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Conversion Shares then issuable upon conversion in full of this Note (the “Alternative Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any conversion of this Note following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new note substantially in the form of this Note and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternative Consideration for the aggregate Conversion Price upon conversion thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)

Subsequent Equity Sales.

(i)

If the Company shall issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at a price per share less than the then current Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the third Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

(ii)

For purposes of this subsection 10(c), the following subsections (c)(ii)(A) to (c)(ii)(F) shall also be applicable:

(A)

Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 10(c)(ii)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B)

Issuance of Convertible Securities.  In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 10(c)(ii)(C), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 10(c).

(C)

Change in Option Price or Conversion Rate.  Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 10(c)(ii)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 8(c)(ii)(A) or 8(c)(ii)(B), or the rate at which Convertible Securities referred to in subsections 8(c)(ii)(A) or 8(c)(ii)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 10(c) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 10(c) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(D)

Stock Dividends.  Subject to the provisions of this subsection 10(c), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration. Notwithstanding the foregoing, if Section 10(a) is applicable to the declaration by the Company of a stock dividend or other distribution, then Section 10(c) shall not apply to that dividend or other distribution.

(E)

Consideration for Stock.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using a method mutually agreed to by the Company and the Holder).  The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holders as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holders are unable to agree upon the fair market value of the Additional Rights, the Company and the Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

(F)

Record Date.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii)

Notwithstanding the foregoing, no adjustment will be made under this paragraph (c) in respect of: (1) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the Date of this Note (but will apply to any amendments, modifications, and reissuances thereof and as a result of any changes, resets or adjustments to a conversion or exercise price thereunder whether or not as a result of any amendment, modification or reissuance), (2) the grant of options or the issuance of securities upon exercise of options granted under any Authorized EIP or the issuance of shares of Common Stock upon conversion of the Notes, the Warrants or any warrants existing on or before the Closing Date, or (3) the grant of options or warrants, or the issuance of securities in connection with any acquisition of any entity or business approved by the Board of Directors of the Company.

(d)

Number of Conversion Shares.  Simultaneously with any adjustment to the Conversion Price pursuant to this Section 10, the number of Conversion Shares that may be issuable upon conversion of this Note shall be increased or decreased proportionately, so that after such adjustment the aggregate Conversion Price payable hereunder for the adjusted number of Conversion Shares shall be the same as the aggregate Conversion Price in effect immediately prior to such adjustment.

(e)

Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)

Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number or type of Note Shares or other securities issuable upon conversion of this Note (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(g)

Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11.

Denominations; Transferability; Exchange.

(a)

Subject to Section 7 and this Section 11, this Note may be Transferred in whole or in part without the prior written consent of the Company.  A holder may Transfer this Note only by written application to the Registrar stating the name of the proposed Transferee and otherwise complying with the terms hereunder and under any other applicable Transaction Documents.  No such Transfer shall be effected until, and such Transferee shall succeed to the rights of a holder only upon, final acceptance and registration of the Transfer by the Registrar.  The Company may require a holder, among other things, to furnish appropriate endorsements and Transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Transaction Documents.

(b)

In the event of redemption or conversion of the Notes in part only, the Company shall promptly issue a new note or notes for the unredeemed or unconverted portion thereof in the name of the holder thereof.

12.

Registration of Note and Transfers

(a)

Registration of Note.  The registered holder of this Note shall be treated as its owner for all purposes. The Company shall register this Note upon records to be maintained by the Company for that purpose (the “Note Register”), in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any distribution to the holder, and for all other purposes, absent actual notice to the contrary.

(b)

Registration of Transfers.  The Note shall be detachable and may be converted, transferred or sold independently of the Warrant; provided that any transfer to a party other than a direct or indirect wholly-owned subsidiary of the Holder shall be subject to the right of first refusal of the Controlling Stockholder and other Holders. The Company shall register the transfer of any portion of this Note in the Note Register, upon surrender of this Note. Upon any such registration or transfer, a new note to purchase Common Stock, in substantially the form of this Note (any such new note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Note.

13.

Restricted Securities

(a)

Transfer Agent Instructions.  All certificates shall bear the restrictive legend specified on the cover page of this Note only to the extent required by applicable law and as specified in the Purchase Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 13 will be given by the Company to its transfer agent and that the Notes and/or Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Note and the Registration Rights Agreement. Nothing in this Section shall affect in any way any Holder's obligations and agreement to comply with all applicable securities laws upon resale of the Notes and/or Conversion Shares. If the Holder (i) provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration by the Holder of the Notes and/or Conversion Shares is not required under the Securities Act, or (ii) transfers securities to an affiliate which is an accredited investor (in accordance with the provisions of the Purchase Agreement) or in compliance with Rule 144, then in either instance the Company shall permit the said transfer, and if applicable promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Holder.

(b)

Removal of Legends.  The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Notes and/or Conversion Shares upon which it is stamped, and a certificate for Notes and/or Conversion Shares shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (i) the sale of such Notes and/or Conversion Shares is registered under the Securities Act, or (ii) such holder provides the Company with an opinion by counsel reasonably satisfactory to the Company, that is in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Notes and/or Conversion Shares may be made without registration under the Securities Act or (iii) such holder provides the Company with assurances reasonably satisfactory to the Company and its counsel, that such Notes and/or Conversion Shares can be sold pursuant to Rule 144.  The Holder agrees that its sale of all securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement (and to deliver a prospectus in connection with such sale) or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Notes and/or Conversion Shares or any Notes and/or Conversion Shares is issued without the Legend and thereafter the effectiveness of a registration statement covering the sales of such Notes and/or Conversion Shares is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Notes and/or Conversion Shares, the Company shall be entitled to require that the Legend be placed upon any such Notes and/or Conversion Shares which cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (ii) next above has not been rendered, which Legend shall be removed when such Notes and/or Conversion Shares may be sold pursuant to an effective registration statement or Rule 144 (or such holder provides the opinion with respect thereto described in clause (ii) next above.

14.

Amendment; Supplement; Waiver.

(a)

No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holders of a majority in principal amount of the then outstanding Notes.  No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(b)

Notwithstanding the following paragraph of this Section 14. the Company may amend or supplement the Note without the consent of any Holder in a manner that does not adversely affect the legal rights or remedies hereunder of any Holder or impair the obligations of the Company hereunder (A) to cure any ambiguity, defect or inconsistency and (B) to make changes that would provide any additional rights or benefits to the Holders.  After an amendment or supplement under this paragraph becomes effective, the Company will provide the Holder with written notice describing such amendment or supplement and, as applicable, substitute notes to replace notes whose terms were so amended or supplemented.

(c)

However, without the consent of each Holder affected, an amendment or waiver under this Section 14 may not (with respect to any Notes held by a non-consenting Holder) (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note or otherwise reduce the amounts payable under any Note or change the scheduled time of payment thereof, (iii) waive a default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes and a waiver of the payment default that resulted from such acceleration as provided in Section 14), (iv) make any Note payable in money other than that stated in the Notes, (v) adversely affect the conversion rights of Holders of the Notes set forth in Sections 6, 10 and 11, (vi) amend or modify the pro rata or pari passu treatment of Holders set forth in Section 4(k), (vii) modify any of the provisions in any of the Transaction Documents to which the Company is a party regarding the subordination of the payment of any Notes to the payment of other obligations, (viii) amend or modify any of the provisions of Section 5 in a manner adverse to the Holders of the Notes or (ix) amend or modify any of the provisions of the Security Agreement in a manner adverse to the Holders of the Notes.  The Company will not offer consideration to any Holder for any waiver of amendment under this Section 14, unless the same consideration is offered ratably to the Holders all Notes then outstanding.

(d)

Any amendment to the Notes made in conformity with the provisions of this Section 15 shall be binding on all Holders of Notes.

(e)

No reference herein to the Purchase Agreement and no provision of this Note or of the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided herein and in the Purchase Agreement.

15.

Events of Default; Remedies.

(a)

Each of the following constitutes an “Event of Default” when it occurs (whatever the reason for such Event of Default):

(i)

the Company defaults in the payment of interest, if any, or any other amount not described in Section 15(b) below, on the Notes when due and payable and such default continues for a period of 15 calendar days;

(ii)

the Company defaults in the payment of principal of any Note at Maturity, or upon repurchase, redemption or otherwise (including in connection with an offer to purchase or repurchase);

(iii)

the Company fails to deliver shares of Common Stock when such Common Stock is required to be delivered following conversion of this Note and continuance of such default for a period of 10 days;

(iv)

the Company defaults in the performance of or breaches any other material covenants, representations or agreements herein or in any of the Transaction Documents to which it is a party (other than a default specified in any of the preceding three subclauses) and such default or breach continues for a period of 30 consecutive days following knowledge of an Officer or written notice thereof from any Holder, unless waived in writing by Holders of a least a majority in principal amount of the then outstanding Notes (to the extent permitted under Section 14);

(v)

there occurs with respect to any agreement, indenture or instrument under which the Company has Indebtedness of $1,000,000 or more in the aggregate, not including any amounts owed under reimbursement or similar obligations to banks, sureties or other entities which have issued letters of credit, surety bonds, performance bonds or other guarantees relating to the performance by the Company or its Subsidiaries of contractual obligations to customers, to the extent any demands made under any such reimbursement or similar obligation relate to a draw under the related letter of credit or other instrument which draw is being contested in good faith through appropriate proceedings, whether such Indebtedness now exists or shall hereafter be created, (A) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity, or (B) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity;

(vi)

the entry by a court having jurisdiction in the premises of (I) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (II) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appointing a Custodian of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(vii)

the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a Custodian of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company expressly in furtherance of any such action; or

(viii)

the occurrence of any Material Adverse Effect.

(b)

If an Event of Default (other than an Event of Default specified in subclauses (i) through (iii) above) occurs and is continuing, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Company, may declare due and payable 100% of the principal amount of all Notes plus any accrued and unpaid interest to the date of payment. If an Event of Default specified in subclauses (i) through (iii) above occurs and is continuing, then and in every such case the Holder of any Note may declare the principal of such Note plus any accrued and unpaid interest to be due and payable immediately, by notice in writing to the Company, and upon any such declaration such principal shall be immediately due and payable. If an Event of Default specified in subclauses (vii) or (viii) above occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.  Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable, and such Holders shall have the right to exercise the applicable remedies set forth in the Security Agreement.

(c)

The Holders of not less than a majority in principal amount of the then outstanding Notes through notice to the Company may, on behalf of the Holders of all of the Notes, rescind and annul an acceleration and its consequences if:

(i)

all existing Events of Default, other than the nonpayment of principal of or premium, if any, or interest on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

(ii)

the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under subclause (iv) above and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(d)

 The Holders, through the written consent of at least a majority in principal amount of the then outstanding Notes, may, on behalf of the Holders of all of the Notes, waive an existing Event of Default, except an Event of Default:

(i)

in the payment of the principal of or premium, if any, or interest on any Note; or

(ii)

in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holders of all Outstanding Notes affected.

Upon any such waiver any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; provided, however, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

16.

Miscellaneous

17.1

Fees and Expenses.  Except as specified in the Purchase Agreement or otherwise herein provided, the Company and Holder shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Note.

17.2

Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

17.3

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Central time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Central time) on any date and earlier than 11:59 p.m. (Central time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	China Biologic Products, Inc. No. 14 East Hushan Road Tai’an City, Shandong Province P.C. 271000, China Attention: Chief Financial Officer

with a copy (for informational purposes only) to:	Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, NW Washington DC 20037-1122 Tel: +1 202 663 8000 Fax: +1 202 663 8007 Attention: Louis A. Bevilacqua

If to the Holder:	To the address set forth on such Holder’s signature page to the Purchase Agreement

with a copy (for informational purposes only) to:	Jones Day 30th Floor, Shanghai Kerry Centre 1515 Nanjing Road West Shanghai 200040, China Tel: +86 21 2201-8061 Fax: +86 21 5298-6569 Attention: Alex Zhang

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

17.4

Construction.  The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note or any of the Transaction Documents.

17.5

Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder.  The Holder may assign any or all of its rights and obligations under this Note provided such assignee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Holder.”

17.6

No Third-Party Beneficiaries.  This Note is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as provided in Section 16.6 hereof.

17.7

Governing Law.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY ANY OTHER LAW.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note and any other Transaction Documents may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  The Company and the Holder hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waive, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  The Company and the Holder hereby irrevocably waive personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.8

Severability.  If any provision of this Note is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

17.9

Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder will be entitled to specific performance under the Transaction Documents.  The Holder and the Company agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the date set forth above.

CHINA BIOLOGIC PRODUCTS, INC.

By:

Chao Ming Zhao

Chief Executive Officer

Signature Page to Convertible Senior Note

Exhibit A

Form of Conversion Notice

The undersigned hereby elects to convert 3.8% Convertible Senior Note due 2011 (“Note”) of China Biologic Products, Inc., a Delaware corporation (the “Company”), due on _____ ___, 2011, as set forth below.  Capitalized terms used herein but not defined shall have the meaning given to such terms in the Note.

Please Check Appropriate Box(es)	Principal Amount of Note to be Converted (in integral multiples of $1,000)	Conversion Option
☐	$________	Into duly authorized, fully paid and nonassessable shares of Common Stock.
☐	$________	Into the right to receive the consideration to be received by a holder of Common Stock in a voluntary dissolution, liquidation or winding up of the affairs of the Company.

The undersigned is delivering herewith original Note Number(s) ______, duly endorsed or assigned to the Company or in blank.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Name:

_____________________

Signature:

Address:

_____________________

_____________________

_____________________

Phone:

_____________________

Fax:

_____________________

E-mail:

_____________________

Date:

_____________________

On this __ day of ________, 20___, _____________________ who is personally known to me appeared before me in his/her capacity as the ____________________ of ______________________ (“Holder”) and executed on behalf of Holder this Conversion Notice.

Notary Public

To Be Completed By the Company

Date to Effect Conversion:
Conversion Price:
Conversion calculations:
Number of shares of Common Stock to be issued: